UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 9, 2012

Mediware Information Systems, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York
(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-10768 (COMMISSION FILE NUMBER)	11-2209324 (I.R.S. EMPLOYER IDENTIFICATION NO.)

11711 West 79th Street, Lenexa, KS 66214 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(913) 307-1000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

At a special meeting of shareholders held on November 8, 2012 (the “Special Meeting”), the shareholders of Mediware Information Systems, Inc., a New York corporation (the “Company”), approved the Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 11, 2012 by and among the Company, Project Ruby Parent Corp., a Delaware corporation (“Parent”) and Project Ruby Merger Corp., a New York corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and the merger contemplated thereby (the “Merger”).

On November 9, 2012, the Registrant filed a certificate of merger with the Secretary of State of the State of New York and completed the Merger, pursuant to which Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Subsidiary are controlled affiliates of Thoma Bravo, LLC.

Pursuant to the Merger, each share of issued and outstanding Company common stock, par value $0.10 per share (“Common Stock”), outstanding at the effective time of the Merger (other than shares held by (i) Parent, Merger Subsidiary, or any subsidiary of Parent or Merger Subsidiary or held in treasury of the Company or owned by any subsidiary of the Company or (ii) persons who properly exercise appraisal rights under New York law) was automatically converted into the right to receive $22.00 in cash, without any interest and less applicable withholding taxes (the “Merger Consideration”). All such shares of Common Stock converted into the right to receive the Merger Consideration were automatically cancelled and have ceased to exist, and such holders of Common Stock have ceased to have any rights as a shareholder, except the right to receive the Merger Consideration.

Additionally, at the effective time of the Merger, each outstanding option to purchase Common Stock, whether or not then exercisable or vested, was cancelled and converted into the right to receive the excess, if any, of $22.00 over the exercise price of such option, less applicable taxes required to be withheld.  Each outstanding option that had an exercise price equal to or greater than $22.00, whether or not then exercisable or vested, was cancelled without the right to receive any cash payment or other consideration.  Restrictions on shares of restricted stock were caused to lapse immediately prior to the Merger, and the shares were subject to the same terms and conditions of the Merger Agreement that are applicable to all other shares of Common Stock. However, if there are any terms or conditions more favorable to a holder of restricted stock under any employment or related agreement, those terms or conditions will remain in full force and effect.

The total amount of funds necessary to pay the consideration under the Merger Agreement was approximately $195.0 million.  Parent utilized funds from equity contributions made by investment funds affiliated with Thoma Bravo, LLC, proceeds from debt financing provided by TPG Specialty Lending, Inc. and Wells Fargo Bank, N.A. and available cash of the Company to pay the consideration.

The foregoing is intended only to be a summary of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 the Company’s Current Report on 8-K, filed on September 12, 2012 and which is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, pursuant to a written request submitted by the Company on November 9, 2012, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the completion of the Merger and requested that NASDAQ cease trading of the Common Stock and suspend the listing of the Common Stock as of November 9, 2012, and that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, which will occur ten days after its filing, the Company expects to file a Form 15 with the SEC requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information in Items 2.01 and 5.03 are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. The information in Items 2.01 and 5.02 are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each of the directors of the Company, except T. Kelly Mann, resigned from their directorships of the Company and from all committees of which they were members, and the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the bylaws of the Company as in effect immediately prior to the Merger were amended and restated in their entirety to read in substantially the form as the bylaws of Merger Sub. A copy of the restated bylaws of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

In addition, the Company intends to file a restated certificate of incorporation subsequent to the effective time of the Merger.  A copy of the restated certificate of incorporation of the Company will be attached as Exhibit 3.2 to an amendment to this Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Shareholders on November 9, 2012. Approval of the Merger Agreement and the Merger required the affirmative vote of the holders of at least a majority of the shares of the Common Stock outstanding at the close of business on October 5, 2012 (the “Record Date”) and entitled to vote in accordance with New York law.

There were present at the meeting, either in person or by proxy, 6,549,472 shares of Common Stock out of a total of 8,496,966 shares of Common Stock, issued, outstanding and entitled to vote as of the Record Date. This constituted 77.08% of the Company’s outstanding Common Stock entitled to vote at the meeting. The vote results detailed below represent final results as certified by the Inspector of Elections.

1.	Adoption and Approval of the Merger Agreement. To consider and vote on a proposal to adopt and approve the Merger Agreement, and to approve the Merger. The results are as follows:

For	Against	Abstain
6,541,638	4,442	3,392

2.
Advisory Approval of Certain Executive Compensation. To approve, on a nonbinding, advisory basis, the compensation and related agreements and arrangements of the Company’s named executive officers that are based upon or otherwise relate to the Merger. The results are as follows:

For	Against	Abstain
6,212,870	152,762	183,840

3.
Adjournment or Postponement of the Special Meeting. To approve the adjournment or postponement of the Special Meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the meeting to adopt and approve the Merger Agreement and approve the Merger. The results are as follows:

For	Against	Abstain
6,389,913	154,988	4,571

Item 8.01. Other Events.

On November 9, 2012, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

3.1	Restated Bylaws of Mediware Information Systems, Inc., dated November 9, 2012

3.2	Restated Certificate of Incorporation of Mediware Information Systems, Inc.*

99.1	Press Release issued by Mediware Information Systems, Inc. on November 9, 2012

* To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2012
MEDIWARE INFORMATION SYSTEMS, INC.

By:	/s/ T. Kelly Mann
Name: T. Kelly Mann Title: President and Chief Executive Officer